                                  EXHIBIT 10.1

                               PURCHASE AGREEMENT

                    SERIES A CONVERTIBLE SUBORDINATED NOTES,
                            COMMON STOCK AND WARRANTS
                   ------------------------------------------

         This Series A Convertible Subordinated Note, Common Stock and Warrant Purchase Agreement, dated as of September 7, 1999, is by and between ACCENT COLOR SCIENCES, INC., a Connecticut corporation (the "Company"), each of the investors listed on Schedule A attached hereto, who are each referred to individually as an "Investor," and who are collectively referred to as the "Investors," and Pennsylvania Merchant Group (the "Placement Agent").

         INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements stated below, the parties agree as follows:

         1. Purchase and Sale of Series A Convertible Subordinated Notes and Warrants.

              1.1 Sale and Issuance of Series A Convertible Subordinated Notes, Common Stock and Warrants. Subject to the terms and conditions of this Agreement, (i) each Investor agrees, severally, to purchase at the Closing (as hereafter defined), and the Company agrees to sell and issue to each Investor at such closing Series A Convertible Subordinated Notes of the Company in the form attached hereto as Exhibit I in the principal amount (in denominations of $1,000) (individually, a "Note" and collectively the "Notes") and/or Common Stock (the "Shares") set forth opposite each Investor's name on Schedule A hereto and (ii) the Company agrees to deliver for the benefit of each Investor a warrant in the form attached hereto as Exhibit II to purchase the number of shares of the Company's Common Stock set forth opposite such Investor's name on Schedule A hereto (individually a "Warrant" and collectively the "Warrants"). The Notes, the Shares and the Warrants are hereinafter sometimes referred to as the "Securities".

              1.2 Closing. The purchase and sale of the Securities shall take place at the offices of Murtha, Cullina, Richter and Pinney LLP, CityPlace I, 185 Asylum Street, Hartford, Connecticut at 10:00 a.m. on September 7, 1999, or at such other time and place as the Company and the Investors mutually agree upon (which time and place are designated as the "Closing"); provided, however, that if acceptable to the Company and the Investors, the Closing may be effected by facsimile transmission of executed copies of the documents delivered at the Closing and payment of the purchase price specified in Section 1.1 and by sending original copies of the documents delivered at the Closing by reputable overnight delivery service, postage or delivery charges prepaid, for delivery to the parties at their addresses stated on the signature page of this Agreement by the third business day following the Closing. At the Closing the Company shall deliver to or for the benefit of each Investor, a Note substantially in the form of Exhibit I and/or Share certificate in the principal amount or for the number of Shares set forth opposite such Investor's name on Schedule A hereto and a Warrant in the form attached hereto as Exhibit II to purchase that number of shares of the Company's Common Stock set forth opposite such Investor's name on Schedule A hereto against payment of the purchase price therefor by check, wire transfer, or any combination thereof, to which such Investor is entitled.

         2. Representations and Warranties of the Company. Knowing that each Investor is relying thereon, the Company hereby represents and warrants to each Investor that:

              2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

              2.2 Capitalization and Voting Rights. The authorized capital of the Company will consist immediately prior to the Closing, of 35,000,000 shares of common stock, without par value ("Common Stock"), of which 17,765,865 shares are issued and outstanding, and 500,000 shares of Preferred Stock, without par value, of which 1,828 shares designated as Series B Convertible Preferred Stock, stated value $1,000.00 per share ("Series B Preferred Stock"), are issued and outstanding. Such shares of currently outstanding Series B Preferred Stock are now redeemable in cash or convertible into shares of Common Stock in accordance with the terms thereof, at the election of the holder. The outstanding shares of Common Stock and Series B Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable.

              2.3 Options and Warrants. There are outstanding options to purchase 1,335,250 shares of Common Stock and warrants to purchase 2,227,607 shares of Common Stock. The Board of Directors of the Company has granted options to purchase an additional 1,842,500 shares of Common Stock conditional on shareholder approval of a 2,000,000 share increase in shares of Common Stock available under the Company's 1995 Stock Incentive Plan out of which such shares would then be reserved.

              2.4 Except as otherwise set forth above and in the Company's filings with the Securities and Exchange Commission, there are no other authorized, issued or outstanding securities of the Company and there is no outstanding subscription, option, convertible or exchangeable security, preemptive right, warrant, call or agreement (other than this Agreement) relating to the Common Stock or any other obligation or commitment to issue any shares of capital stock of the Company.

              2.5 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization and execution and delivery of this Agreement, the Securities and the Registration Rights Agreement in the form attached hereto as Exhibit III (the "Registration Rights Agreement") the performance of all obligations of the Company hereunder and thereunder, and the authorization and issuance (or reservation for issuance) of the Shares and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants, has been taken or will be taken prior to the Closings. This Agreement, the Securities and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

              2.6 Valid Issuance of Common Stock. The Shares and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Certificate of Incorporation, the Securities will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Notes and the Warrants and under applicable state and U.S. federal securities laws.

              2.7 Offering. Subject in part to the truth and accuracy of the Investors' representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

              2.8 Use of Proceeds. The net proceeds received by the Company from the sale of the Securities shall be used by the Company for working capital purposes.

              2.9 Filed Information. The Company has delivered to each Investor a true and complete copy of its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q. All reports, registrations, documents, statements and other filings required to be made by the Company with the Securities and Exchange Commission ("SEC") have been timely filed. None of the such materials contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company is in discussion with the staff concerning the proper reporting for financial statement purposes of its Series B Preferred Stock in response to an assertion by the staff of the SEC that such stock should be reported in the "mezzanine" section of the balance sheet as of the end of 1998 and the quarter ended March 31, 1999 in the same manner as such stock is recorded on the balance sheet of the Company as of June 30, 1999. In the event that the Company is unsuccessful in persuading the staff of the SEC of the correctness of the Company's position, then the Company may be required to amend its Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 in order to revise the recording of its Series B Preferred Stock in a manner similar to the manner in which such stock is recorded on the balance sheet of the Company as filed with its Quarterly Report on Form 10-Q for the quarter ended June 30, 1999. Such Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 may also be amended to reflect certain allocations between the first and second quarters of 1999 as a result of any amendment to the report for the quarter ended March 31, 1999.

         3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants severally (and not jointly) that:

              3.1 Authorization. The Investor has full power and authority to enter into this Agreement, and such Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting

                                       -3
enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. All actions on the part of the Investors necessary for the authorization, execution and delivery of this Agreement and performance of all the obligations contemplated hereby, have been taken or will be taken prior to the Closing.

              3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor and the Common Stock issuable upon conversion and exercise thereof (the "Underlying Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof except in accordance with the Act, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, by executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities or Underlying Securities.

              3.3 Disclosure of Information. Such Investor acknowledges receipt of the reports referred to in Sections 2.9 of this Agreement. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

              3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Investor also represents it has not been organized for the purpose of acquiring the Securities.

              3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

              3.6 Restricted Securities. Such Investor understands that the Securities and Underlying Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

              3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 provided and to the extent this Section is then applicable; and:

                  (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                  (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act; provided that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

              3.8 Legends. It is understood that the certificates evidencing the Securities and Underlying Securities may bear legends to the following effect:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

              4. Placement Agent. The Company has authorized Pennsylvania Merchant Group (the "Placement Agent") to act as Placement Agent with regard to the offer and sale to certain Investors of the Securities, and the Placement Agent represents and agrees with the Company as follows:

              4.1 Sales to Accredited Investors. The Placement Agent has and will only make offers and sales of the Securities to Investors or potential Investors it reasonably believes to be "accredited investors" as that term is defined in Section 3.5 hereof.

              4.2 Regulation D Compliance. Offers and sales of the Securities have and will be made in compliance with Regulation D under the Act, to the extent applicable to the Placement Agent, and the Placement Agent has not and shall not offer to sell the Securities by any form of general solicitation or general advertising that is prohibited by Rule 502(c) promulgated under the Act.

              4.3 Compliance Generally. The Placement Agent has and will observe all securities laws and regulations applicable to it in any jurisdiction in which it has or may offer, sell or deliver the Securities and it will not, directly or indirectly, offer, sell or deliver the Securities or distribute or publish any prospectus, circular, advertisement or other offering material in relation to the Securities in or from any state in the United States or country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations.

              4.4 Sales Commissions. In consideration of the Placement Agent's services hereunder, the Company shall pay Placement Agent in cash on the Closing Date a commission of seven percent (7%) of the total proceeds to the Company from the sale of the Securities.

         5. State Securities Laws. The Company will provide applicable notices and legends as may be required by applicable state securities laws.

         6. Covenants of the Company.

              6.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

                  (a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company.

                  (b) as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited financial statements for such fiscal quarter.

              6.2 Indebtedness. Without the written consent of the Investors holding a majority of the Notes, the Company shall not incur aggregate indebtedness in excess of $1,000,000.

              6.3 Compensation. The Company shall not use the proceeds received from the sale of the Securities to pay any management fees or bonuses to any executive employee of the Company without the written consent of the Investors holding a majority of the Notes.

              6.4 Dividends. Without the written consent of the Investors holding a majority of the Notes, the Company shall not declare, set aside, or pay any cash or other dividend or make any cash or other distribution with respect to its Common Stock.

              6.5 Preferred Stockholder Commitment. The Company has received the commitment of holders of Series B Preferred Stock to grant the Company 90 days from September 1, 1999 to either:

                  (a) Redeem all Series B Preferred Stock for face amount plus accrued 6% premium; or

                  (b) Convert all Series B Preferred Stock into Common Stock on the same terms as the sale of Common Stock in a private placement resulting in gross proceeds of at least $4 million (less any part of the aggregate principal amount of the Notes not required to be repaid out of such proceeds) which closes during such 90-day period.

                  This commitment is contingent upon the purchase of Securities resulting in net proceeds to the Company of at least $1,000,000.


         7. Miscellaneous.

              7.1 Survival of Warranties. The warranties, representations and covenants of the Company, the Investors and the Placement Agent contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors.

              7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Connecticut without giving effect to conflict of law principles. The parties irrevocably consent to the exclusive jurisdiction of the Superior Court of the State of Connecticut at Hartford, Connecticut or the United States District Court for the District of Connecticut.

              7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

              7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              7.6 Notices. Unless otherwise provided, all notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) three business days after being mailed by first class mail, postage prepaid, or (iii) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the signature page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section, except that any such change of address notice shall not be effective unless and until received.

              7.7 Finder's Fee. Except the fees to be paid to the Placement Agent under Section 4 of this Agreement, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless each Investor from any liability for any finder's fee, commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) incurred by the Company or for which the Company or any of its officers, employees or representatives is responsible.

              7.8 Expenses. Irrespective of whether a Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Investors and, as to any modification of Sections 4.4 or 7.7, the Placement Agent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

              7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              7.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement with respect to the subject matter hereof among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

              7.12 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

              7.13 Interpretation. The parties acknowledge that each has been represented by counsel in connection with this Agreement, and that the provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties, without regard to which party or party's counsel drafted this Agreement.

                           ACCENT COLOR SCIENCES, INC.
                     SERIES A CONVERTIBLE SUBORDINATED NOTES
                                   BRIDGE LOAN
                                 SIGNATURE PAGE

Please complete two copies of the Signature Page and return both copies to:
Pennsylvania Merchant Group, Four Falls Corporate Center, West Conshohocken, PA 19428-2961, Attn: Mary E. Bowler.

---------------------------------       ------------------------------------
Purchasor's Name-Please Print           Nominee Name (if appropriate)

--------------------------------        ------------------------------------
Social Security/Tax I.D. Number         Telephone Number

                                        ------------------------------------
                                        Fax Number

--------------------------------        ------------------------------------
Address                                 City, State and Zip Code

_____/s/_________________________       ____________________________________
Signature                               Date
----------------------------------------------------------------------------

PRINCIPAL AMOUNT TO BE PURCHASED        $_______________

FUNDS SHOULD BE WIRED TO: SUMMIT BANK/TRUST, Attention: Shernetta Harris Hackensack, NJ ABA #021202162 GL A/C 477-02. For credit to the Account of Accent Color Sciences, Inc. Trust Account #2970056498.
----------------------------------------------------------------------------
AGREED TO AND ACCEPTED:
PENNSYLVANIA MERCHANT GROUP

By: /s/                                  Date:
-------------------------------------          --------------------------------
      Mary E. Bowler
      Vice President - Administration

ACCENT COLOR SCIENCES, INC.

By:/s/                                   Date:
---------------------------                    --------------------------------
      Charles E. Buchheit

                                   Schedule A
                                   Investors:

                                     Original Principal
Name/Address                         Amount of Notes        Number of Shares     Warrants

Orbis Pension Trustees Limited       $550,000.00                  ----             550,000 shares

The PMG Eagle Fund                      ----                    1,100,000          550,000 shares
